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                                EXHIBIT (h)(4)(b)
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   AMENDED EXHIBIT ATO THE EXPENSE LIMITATION AGREEMENT BETWEENGARTMORE VARIABLE
                                 INSURANCE TRUST
                      ANDGARTMORE MUTUAL FUND CAPITAL TRUST
                             EFFECTIVE MAY 31, 2000
                            (AS AMENDED JULY 1, 2002)


NAME OF FUND                                                  EXPENSE
                                                        LIMITATION FOR FUND*
                                                         ------------------
Turner GVIT Growth Focus Fund . . . . . . . . . . . . .  Class I      1.35%
(formerly Turner NSAT Growth Focus Fund). . . . . . . .  Class II     1.35%
  Class III . . . . . . . . . . . . . . . . . . . . . .               1.35%

Gartmore GVIT Millennium Growth Fund. . . . . . . . . .  Class I      1.40%
(formerly Gartmore NSAT Millennium Growth Fund) . . . .  Class II     1.65%

Gartmore GVIT Global Technology . . . . . . . . . . . .  Class I      1.25%
and Communications Fund . . . . . . . . . . . . . . . .  Class II     1.25%
(formerly Gartmore NSAT Global Technology . . . . . . .  Class III    1.25%
and Communications Fund)

Gartmore GVIT Global Health Sciences Fund . . . . . . .  Class I      1.25%
(formerly Gartmore NSAT Global Health Sciences Fund). .  Class II     1.25%
  Class III . . . . . . . . . . . . . . . . . . . . . .               1.25%

Gartmore GVIT U.S. Growth Leaders Fund. . . . . . . . .  Class I      1.15%
(formerly Gartmore GVIT U.S. Leaders Fund). . . . . . .  Class II     1.15%
  Class III . . . . . . . . . . . . . . . . . . . . . .               1.15%

Gartmore GVIT Nationwide Leaders Fund . . . . . . . . .  Class I      1.10%
(formerly Gartmore GVIT U.S. Leaders Fund). . . . . . .  Class II     1.10%
  Class III . . . . . . . . . . . . . . . . . . . . . .               1.10%

Gartmore GVIT Micro Cap Equity Fund . . . . . . . . . .  Class I      1.55%
  Class II. . . . . . . . . . . . . . . . . . . . . . .               1.55%
  Class III . . . . . . . . . . . . . . . . . . . . . .               1.55%

Gartmore GVIT Investor Destinations Aggressive Fund . .               0.61%
(formerly NSAT Investor Destinations Aggressive Fund)

Gartmore GVIT Investor Destinations Moderately. . . . .               0.61%
Aggressive Fund (formerly NSAT Investor Destinations
Moderately Aggressive Fund)


                                    -- 319 --

Gartmore GVIT Investor Destinations Moderate Fund . . .               0.61%
(formerly NSAT Investor Destinations Moderate Fund)

Gartmore GVIT Investor Destinations Moderately. . . . .               0.61%
Conservative Fund (formerly NSAT Investor Destinations
Moderately Conservative Fund)

Gartmore GVIT Investor Destinations Conservative Fund .               0.61%
(formerly NSAT Investor Destinations Conservative Fund)

     With respect to each of the Gartmore GVIT Investor Destinations Funds, for the period until May 1, 2003, it is hereby agreed that Fund Operating Expenses shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.
-------------------------

* Effective until July 1, 2003. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

     GARTMORE  VARIABLE  INSURANCE  TRUST

     By:  /s/  Dina  Tantra
     Name:     Dina  Tantra
     Title:    Assistant  Secretary

GARTMORE  MUTUAL  FUND  CAPITAL  TRUST

     By:  /s/  Kevin  S.  Crossett
     Name:     Kevin  S.  Crossett
     Title:    V.P.  -  Associate  General  Counsel


                                    -- 320 --